United States
             Securities and Exchange Commission
                    Washington, DC  20549


                          FORM 8-K


                       Current Report
             Pursuant to Section 13 or 15(D) of
             the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 5, 1996




Commission file numbers:  United Stationers Inc.:        0-10653
                          United Stationers Supply Co.: 33-59811




                   UNITED STATIONERS INC.
                UNITED STATIONERS SUPPLY CO.
   (Exact name of Registrant as specified in its charter)





United Stationers Inc.:             Delaware                  36-3141189
United Stationers Supply Co.:       Illinois                  36-2431718
                         (State or otherjurisdiction of     (IRS Employer
                         incorporation or organization)     Identification No.)





                     2200 East Golf Road
              Des Plaines, Illinois 60016-1267
                       (847) 699-5000


(Address, including zip code and telephone number, including area code, of registrant's executive offices)


   United Stationers Inc. and United Stationers Supply Co.


Item 5.  Other Events.

On November 4, 1996, United Stationers Inc., a Delaware corporation announced that on October 31, 1996 its subsidiary, United Stationers Supply Co., an Illinois corporation completed the acquisition of all of the capital stock of Lagasse Bros., Inc., a rapidly growing $80 million wholesaler of janitorial and sanitary supplies.

On October 31, 1996, United Stationers Supply Co., completed an amendment to its Senior Credit Agreement and increased the amount to $540 million. The purpose was to finance the acquisition of Lagasse Bros., Inc. and to provide lower interest rates which reflect United's strong financial performance to date as well as to take advantage of the current favorable conditions in the bank market.


Item 7.  Exhibits.

Exhibit 99.1
  Stock Purchase Agreement between  United
Stationers Supply Co. ("Purchaser") and Lagasse Bros., Inc. ("Company") and Kevin C. Lagasse, Cynthia Lagasse, David C. Lagasse, Linette Lagasse Abadie, Clinton G. Lagasse, Raymond
J. Lagasse and Rickey Lagasse being all of the shareholders of the Company (the "Shareholders").

Exhibit 99.2
  Amended and Restated  Credit  Agreement
dated  October 31, 1996 (amending and restating  the  Credit
Agreement dated as of March 30, 1995).

Exhibit 99.3
  Press release issued by United Stationers
Inc. on November 4, 1996.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be be signed on its behalf by the undersigned thereunto duly authorized.


                                      United Stationers Inc.
                                      United Stationers Supply Co.

Dated:     November 5, 1996           By:     /s/   Daniel H. Bushell

                                               Daniel H. Bushell
                                               Executive Vice President and
                                               Chief Financial Officer